EXHIBIT 99.1

Moody’s to Acquire Bureau van Dijk

•	Builds on Moody’s role as a global provider of credit risk measures and analytical insight

•	Highly complementary business will benefit from Moody’s brand, distribution, credit expertise and analytical capabilities

•	Accretive to GAAP EPS in 2019; EPS accretive in 2018, excluding purchase price amortization and one-time integration costs

•	Increases Moody’s long term outlook for revenue and EPS growth

•	Moody’s to hold a conference call at 8:30 a.m. ET today

NEW YORK – (BUSINESS WIRE)– Moody’s Corporation (NYSE: MCO) announced today that it has entered into a definitive agreement to acquire Bureau van Dijk, a global provider of business intelligence and company information, for €3.0 billion (approximately $3.27 billion). The acquisition extends Moody’s position as a leader in risk data and analytical insight.

“Bureau van Dijk is a high growth information aggregator and distributor that positions Moody’s at the center of a unique network of global risk data,” said Raymond McDaniel, President and Chief Executive Officer of Moody’s. “This acquisition provides significant opportunities for Moody’s Analytics to offer complementary products, create new risk solutions and extend its reach to new and evolving market segments.”

“Moody’s is a highly regarded, authoritative source of credit ratings and analytical tools, with a strong brand and global reach,” said Mark Schwerzel, Deputy CEO of Bureau van Dijk. “The addition of Bureau van Dijk’s powerful information platform to Moody’s Analytics’ suite of risk management solutions presents a wide range of opportunities for us to better serve our combined customer base.”

Bureau van Dijk, operating from its Amsterdam headquarters, aggregates, standardizes and distributes one of the world’s most extensive private company datasets, with coverage exceeding 220 million companies. Over 30 years, the company has built partnerships with more than 160 independent information providers, creating a platform that connects customers with data that addresses a wide range of business challenges. Bureau van Dijk’s solutions support the credit analysis, investment research, tax risk, transfer pricing, compliance and third-party due diligence needs of financial institutions, corporations, professional services firms and governmental authorities worldwide.

In 2016, Bureau van Dijk generated revenue of $281 million and EBITDA of $144 million. Bureau van Dijk will be reported as part of Moody’s Analytics’ Research, Data & Analytics (RD&A) unit. Moody’s expects approximately $45 million of annual revenue and expense synergies by 2019, and $80 million by 2021. On a GAAP basis, the acquisition is expected to be accretive to Moody’s EPS in 2019. Excluding purchase price amortization and one-time integration costs, it is expected to be accretive to EPS in 2018.

Moody’s will fund the transaction through a combination of offshore cash and new debt financing. The acquisition is subject to regulatory approval in the European Union and is expected to close late in the third quarter of 2017.

Bureau van Dijk is owned by the fund EQT VI, part of EQT, a leading alternative investment firm with approximately €35 billion in raised capital across 22 funds. EQT funds have portfolio companies in Europe, Asia and the U.S. EQT works with portfolio companies to achieve sustainable growth, operational excellence and market leadership.

“We are very pleased with Bureau van Dijk’s development under EQT ownership and want to thank management and employees for their hard work and dedication. We see an excellent fit between Bureau van Dijk and Moody’s Analytics, and congratulate Moody’s on acquiring this uniquely positioned company,” said Kristiaan Nieuwenburg, Partner at EQT.

The sellers were represented by Quayle Munro and JP Morgan.

CONFERENCE CALL

Moody’s will hold a conference call to discuss this acquisition on May 15, 2017, at 8:30 a.m. ET. Individuals within the U.S. and Canada can access the call by dialing +1-877-400-0505. Other callers should dial +1-719-234-7477. Please dial into the call by 8:20 a.m. ET. The passcode for the call is “Moody’s Corporation.”

The conference call will also be webcast with an accompanying slide presentation which can be accessed through Moody’s Investor Relations website, http://ir.moodys.com under “Featured Events and Presentations”.

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ABOUT MOODY’S CORPORATION

Moody’s is an essential component of the global capital markets, providing credit ratings, research, tools and analysis that contribute to transparent and integrated financial markets. Moody’s Corporation (NYSE: MCO) is the parent company of Moody’s Investors Service, which provides credit ratings and research covering debt instruments and securities, and Moody’s Analytics, which offers leading-edge software, advisory services and research for credit and economic analysis and financial risk management. The corporation, which reported revenue of $3.6 billion in 2016, employs approximately 10,700 people worldwide and maintains a presence in 36 countries. Further information is available at www.moodys.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this release are forward-looking statements and are based on future expectations, plans and prospects for Moody’s business and operations that involve a number of risks and uncertainties. The forward-looking statements in this release are made as of the date hereof, and Moody’s disclaims any duty to supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Moody’s is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors, risks and uncertainties include, but are not limited to, (i) as it relates to the proposed transaction: the costs incurred in negotiating and consummating the proposed transaction, including the diversion of management time and attention; the ability of the parties to successfully complete the proposed acquisition on anticipated terms and timing, including obtaining regulatory approvals (without any significant conditions being imposed); the possibility that the conditions to closing may not be satisfied and the transaction will not be consummated; the fact that, under the Securities Purchase Agreement entered into in connection with the proposed acquisition, the risk of the business of Bureau van Dijk shifts to Moody’s as of December 31, 2016; not incurring any unforeseen, but significant liabilities; risks relating to the integration of Bureau van Dijk’s operations, products and employees into Moody’s and the possibility that anticipated synergies and other benefits of the proposed acquisition will not be realized in the amounts anticipated or will not be realized within the expected timeframe; risks that the proposed acquisition could have an adverse effect on the business of Bureau van Dijk or its prospects, including, without limitation, on relationships with venders, suppliers or customers; claims made, from time to time, by venders, suppliers or customers; changes in the European or global marketplaces that have an adverse effect on the business of Bureau van Dijk; the outcome of legal proceedings if any which may arise following the announcement of the proposed acquisition; any meaningful changes in the credit markets to the extent that they increase the cost of financing for the transaction; and the ability of Bureau van Dijk to comply successfully with the various governmental regulations applicable to its business, as they exist from time to time, and the risk of any failure relating thereto; and (ii) as it relates to Moody’s generally, those factors, risks and uncertainties described in Moody’s annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.These factors, risks and uncertainties as well as other risks and uncertainties that could cause Moody’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements are described in greater detail under “Risk Factors” in Part I, Item 1A of Moody’s annual report on Form 10-K for the year ended December 31, 2016, and in other filings made by Moody’s from time to time with the SEC or in materials incorporated herein or therein. Stockholders and investors are cautioned that the occurrence of any of these factors, risks and uncertainties may cause Moody’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements, which could have a material and adverse effect on Moody’s business, results of operations and financial condition. New factors may emerge from time to time, and it is not possible for Moody’s to predict new factors, nor can Moody’s assess the potential effect of any new factors on it.

Contacts:

Salli Schwartz

Global Head of Investor Relations and

Communications

212.553.4862

sallilyn.schwartz@moodys.com

or

Michael Adler

Senior Vice President

Corporate Communications

212.553.4667

michael.adler@moodys.com

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